Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Orchid BioSciences, Inc.
(609) 750-2200
Tracy J. Henrikson
Director, Corporate Communications

ORCHID BIOSCIENCES REALIGNS ITS GENESHIELD UNIT
--More Flexible Strategy Facilitates Multiple Pilot Program Approaches--

PRINCETON, N.J., May 30, 2003 — Orchid BioSciences, Inc. (Nasdaq: ORCH), today announced that it has implemented a strategic realignment of its Orchid GeneShield unit. Orchid GeneShield is applying pharmacogenetic tools to develop personalized medicine services that will enable individuals and their physicians to reduce the risk of adverse effects from medications. The realignment is expected to enable Orchid GeneShield to launch and pilot test a variety of targeted programs to assess the potential of different market segments and models while also reducing operating costs.

“Orchid is committed to leadership in commercializing programs to make the benefits of pharmacogenetics and personalized medicine widely available,” said George Poste, D.V.M., Ph.D., chairman of Orchid. “By moving to a more flexible and leaner approach for our Orchid GeneShield business, we believe that we are better equipped to assess which business models have the greatest potential in this exciting marketplace that is just beginning to emerge. This strategy also is consistent with our ongoing drive to build market leadership in high growth genoprofiling segments rapidly and cost-effectively.”

As part of the realignment, Orchid reduced staffing and is consolidating activities in its Orchid GeneShield business.

About Orchid BioSciences
Orchid BioSciences is the leading provider of services and products for profiling genetic uniqueness. Orchid’s interlocking strategic business units address distinctive markets that together represent a unique balance of established, predictable growth, such as forensic and paternity DNA testing, and large upside potential, like pharmacogenetics-based personalized healthcare. All leverage Orchid’s network of accredited genotyping laboratories, its leading technologies and its expertise in genetic analysis. Orchid provides identity genomics testing for forensics and paternity through Orchid Cellmark and Orchid GeneScreen, and also provides public health genotyping services. Orchid GeneShield is developing pharmacogenetics-based programs designed to accelerate the adoption of personalized healthcare. More information on Orchid can be found at www.orchid.com.

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Orchid’s expectation that GeneShield’s application of pharmacogenetic tools to develop personalized medicine services will enable individuals and their physicians to reduce the risk of adverse effects from medications. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, uncertainties relating to technologies, product development, manufacturing, market acceptance, cost and pricing of Orchid products and services, dependence on collaborations and partners, regulatory approvals, competition, intellectual property of others, patent protection, litigation, Orchid’s ability to obtain additional financing and Orchid’s listing on the Nasdaq National Market. These risks and other additional factors affecting Orchid’s business are discussed under the headings “Risks Related to Our Business,” “Risks Related to the Biotechnology Industry” and “Risks Associated with Our Common Stock” in Orchid’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission. Orchid expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Orchid’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based, except as may be required by law.

# # #